Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-274541

Prospectus Supplement No. 2

(To Prospectus dated September 19, 2023)

TKO GROUP HOLDINGS, INC.

This prospectus supplement updates, amends and supplements the prospectus dated September 19, 2023 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-274541). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on November 14, 2023, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

TKO Group Holdings, Inc.’s Class A common stock is quoted on the New York Stock Exchange under the symbol “TKO.” On November 13, 2023, the closing price of our Class A common stock was $79.97.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 8 OF THE PROSPECTUS.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 14, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2023

TKO Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41797	92-3569035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, 7th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 558-8333

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TKO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 9, 2023, TKO Group Holdings, Inc. (“TKO” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TKO Operating Company (“TKO OpCo”), Morgan Stanley & Co. LLC, as representative of the various underwriters (collectively, the “Underwriters”), and Mr. Vincent K. McMahon (the “Selling Stockholder”), in connection with the underwritten secondary offering by the Selling Stockholder of 8,400,000 shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), at an offering price of $79.80 per share (the “Secondary Offering”). The Secondary Offering closed on November 14, 2023. The Company did not offer any shares of Class A Common Stock in the Secondary Offering and did not receive any proceeds from the sale of shares of Common Stock in the Secondary Offering.

The Secondary Offering was made pursuant to a prospectus supplement, dated November 9, 2023, to the prospectus, dated September 19, 2023, which was included in the Company’s shelf registration statement on Form S-1 (File No. 333-274541) filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2023, and which became effective on September 19, 2023.

Pursuant to the Underwriting Agreement, TKO agreed to purchase 1,308,729 shares of its Class A Common Stock from the Underwriters, at a price per share equal to the price being paid by the Underwriters to the Selling Stockholder, resulting in an aggregate purchase price of approximately $100.00 million (the “Share Repurchase”). TKO funded the Share Repurchase with approximately $100.0 million of borrowings under the revolving credit facility under the First Lien Credit Agreement dated as of August 18, 2016 by and among Zuffa Guarantor, LLC, UFC Holdings, LLC, the lenders party thereto from time to time and Goldman Sachs Bank USA, as Administrative Agent. In connection with the Secondary Offering, Ariel Emanuel, TKO’s Chief Executive Officer and director, Mark Shapiro, TKO’s President, Chief Operating Officer and director, and certain other of TKO’s directors agreed to purchase 12,531 shares, 12,531 shares and 10,650 shares, respectively, of TKO’s Class A Common Stock in the Secondary Offering at the public offering price.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, TKO OpCo, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to, those important factors discussed in Part II, Item 1A “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including the prospectus supplement on Form 424(b)(5) filed in connection with the Secondary Offering, each accessible on the SEC’s website at www.sec.gov and the Company’s investor relations site at investor.tkogrp.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 9, 2023, among the Company, TKO OpCo, the Selling Stockholder and Morgan Stanley & Co. LLC, as representative of various other underwriters.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TKO GROUP HOLDINGS, INC.

Date: November 14, 2023	By:	/s/ Andrew Schleimer
Andrew Schleimer
Chief Financial Officer

Exhibit 1.1

8,400,000 Shares

TKO GROUP HOLDINGS, INC.

CLASS A COMMON STOCK (PAR VALUE $0.00001 PER SHARE)

UNDERWRITING AGREEMENT

November 9, 2023

November 9, 2023

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The shareholder named in Schedule I hereto (the “Selling Shareholder”) of TKO Group Holdings, Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”) is acting as representative (the “Representative”), an aggregate of 8,400,000 shares of the Class A common stock, par value $0.00001 per share, of the Company (the “Shares”).

The shares of the Class A common stock, par value $0.00001 per share, of the Company (the “Class A Common Stock”) and Class B common stock, par value $0.00001 per share, of the Company (the “Class B Common Stock”) to be outstanding after giving effect to the sale contemplated hereby are hereinafter referred to collectively as the “Common Stock.”

Subject to the sale of the Shares by the Selling Shareholder to the Underwriters in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed to purchase from the Underwriters (the “Share Repurchase”) an aggregate of 1,308,729 shares of Class A Common Stock (such shares, the “Repurchase Shares”) pursuant to Section 3 of this Agreement.

The Company and TKO Operating Company, LLC (“TKO OpCo”) are herein referred to as the “TKO Parties.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-274541), including a base prospectus (the “Base Prospectus”), relating to the sale of securities, including the Shares. Such registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430C under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Base Prospectus, as amended and supplemented by the prospectus supplement specifically relating to the shares in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the Preliminary Prospectus together with the documents and pricing information set forth in Schedule III hereto. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the TKO Parties. Each of the TKO Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective.

(b) (A) No order preventing or suspending (i) the use of any Preliminary Prospectus or (ii) the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act is pending or, to the Company’s knowledge, threatened before the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use therein.

(c) The Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each road show, free writing prospectus and Testing-the-Waters Communication (as defined), if any, does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and each road show, free writing prospectus and Testing-the-Waters Communication, if any, when considered together with the Time of Sale Prospectus does not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use therein.

(d) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to Morgan Stanley before first use, the Company has not prepared, used or referred to, and will not, without Morgan Stanley’s prior consent, prepare, use or refer to, any free writing prospectus.

(e) (i) The Registration Statement, conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and does not, as of the applicable effective date as to each part of the Registration Statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus and any further amendments or supplements to the Prospectus will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in each case of clause (i) and (ii), this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use therein.

(f) None of the Company or any of its subsidiaries has, since the date of the latest audited financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) sustained any material loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental or regulatory action, order or decree, or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, in each case of clauses (i) and (ii), otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus

and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus and the Prospectus, there has not been any change in the capital stock of the TKO Parties other than as a result of the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or restricted stock units or the award, vesting or settlement, if any, of stock options, stock appreciation rights, vested common units in TKO Operating Company, LLC (the “TKO OpCo Units”), restricted stock or restricted stock units (including performance stock units), dividend equivalents or other stock-based awards pursuant to the equity plans (or otherwise consistent with equity grant agreements or practices) that are described in the Time of Sale Prospectus and the Prospectus), the issuance of shares upon the conversion of the 3.375% Convertible Notes due 2023 of WWE or the issuance or incurrence of long-term debt of the Company and its subsidiaries, otherwise as set forth in or contemplated in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(g) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Time of Sale Prospectus(any such change or event, a “Material Adverse Effect”).

(h) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by such party.

(i) Each of the TKO Parties has been (i) duly incorporated or organized, as applicable, and is validly existing as a corporation or a limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, with the corporate or limited liability company, as applicable, power and authority to own its properties and conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the TKO Parties to perform their obligations under this Agreement, including the issuance and sale of the Shares and the Share Repurchase.

(j) Each of the Company’s “Significant Subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X) (i) has been duly incorporated or organized, as applicable, and is validly existing as a corporation, limited liability company or other legal entity, as applicable, and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation or organization or a functional equivalent thereof to the extent that the concept of good standing is not applicable, with corporate, limited liability or other, as applicable, power and authority to own its properties and conduct its business and (ii) has been duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

(k) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus; (ii) all of the issued shares of capital stock of the Company have been duly and validly authorized and the Shares, when delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable and conform in all material respects to the “Description of Capital Stock” contained in the Time of Sale Prospectus and the Prospectus; (iii) all of the existing equity interests in TKO Operating Company, LLC have been duly and validly authorized and issued; (iv) all of the TKO OpCo Units have been duly and validly authorized and issued; and (v) the issuance of the Shares is not subject to any preemptive or similar rights, except as have been waived.

(l) Except as described in the Time of Sale Prospectus and the Prospectus, all of the issued shares of capital stock or membership or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are, in the case of the capital stock of U.S. corporations, fully paid and non-assessable, and (except as otherwise set forth in the Time of Sale Prospectus and the Prospectus) are owned directly or indirectly by TKO OpCo, free and clear of all liens, encumbrances, equities or claims (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws imposed by certain jurisdictions, the limited liability company agreement of TKO OpCo, and security interests granted pursuant to the agreements governing TKO OpCo’s and TKO OpCo’s subsidiaries’ outstanding indebtedness).

(m) The compliance by the TKO Parties with this Agreement, and the consummation of the transactions contemplated in this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the Share Repurchase) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Company or any of its Significant Subsidiaries is a party or by which any of the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of any of the Company or any of its Significant Subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the applicable TKO Parties to perform their obligations under this Agreement, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or the certificate of formation or limited liability company agreement of TKO OpCo, or (C) any statute or any judgment, order, rule or regulation of any court, regulatory authority or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of this clause (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the applicable TKO Parties to perform their obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court, regulatory authority or governmental agency or body is required for the consummation by the TKO Parties of the transactions contemplated by this Agreement (including the Share Repurchase), except such as have been obtained under the Act, the registration of the Class A Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, and such consents, approvals, authorizations, orders, registrations or qualifications as (i) may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (ii) will have been obtained or made on or prior to the closing of the offering.

(n) (i) None of the Company or its Significant Subsidiaries is in violation of its certificate of incorporation or by-laws, or certificate of formation, any limited liability company agreement or other organizational documents, as applicable, (ii) none of the Company or its Significant Subsidiaries is in violation of any statute or any judgment, order, rule or regulation of any court, regulatory authority or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, and (iii) none of the Company or its Significant Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions “Material United States Federal Income Tax Considerations to Non-U.S. Holders” and “Underwriting (Conflicts of Interest)” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(p) Other than as set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the knowledge of the TKO Parties, any officer or director of the Company or any of its subsidiaries, is a party or of which any property or assets of the Company or any of its subsidiaries or, to the knowledge of the TKO Parties, any officer or director of the Company or any of its subsidiaries, is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the applicable TKO Parties to perform their obligations under this Agreement (including the Share Repurchase) or to consummate the transactions contemplated in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; and, to the knowledge of the TKO Parties, no such Actions are threatened or contemplated by any governmental or regulatory authority or others.

(q) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof and the Share Repurchase, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(r) At the time of filing the Base Prospectus and any post-effective amendment or supplement thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act.

(s) The TKO Parties (i) have not alone engaged in any Testing-the-Waters Communication with any person and (ii) have not authorized anyone other than Morgan Stanley to engage in Testing-the-Waters Communications. The TKO Parties have not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(t) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, TKO OpCo and its subsidiaries and World Wrestling Entertainment, Inc. and its subsidiaries and delivered its reports with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent public accountant or independent auditor, as applicable, as required by the Securities Act and the rules and regulations of the Commission thereunder.

(u) The TKO Parties maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by each of the TKO Parties’ principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance (A) that records in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the TKO Parties, (B) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and that receipts and expenditures of the TKO Parties are being made only in accordance with authorizations of management and directors of the TKO Parties and (C) that unauthorized acquisitions, uses or dispositions of the TKO Parties’ assets that could have a material effect on the financial statements are prevented or detected in a timely manner. Neither TKO Party is aware of any material weaknesses in its internal control over financial reporting except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(v) Since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus, except as disclosed therein, there has been no change in any of the Company’s or TKO OpCo’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, such party’s internal control over financial reporting.

(w) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that will comply with the requirements of the Exchange Act within the time period required; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(x) This Agreement has been duly authorized, executed and delivered by each of the TKO Parties, and the Share Repurchase has been duly authorized by the Company.

(y) (i) None of the Company or any of its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the knowledge of the TKO Parties, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has, during the last ten years, offered, paid, promised to pay, or authorized or approved of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(z) The operations of the Company and each of its subsidiaries are and have been conducted at all times in the last ten years, and, to the knowledge of any director or officer of the Company, at all times previously, in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).

(aa) (i) None of the Company, any of its subsidiaries, or any director, officer, or, to the knowledge the Company, any employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

A.

the target of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”), or

B.

located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (currently, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria, each a “Sanctioned Country”).

(ii) The Company and each of its subsidiaries have not, within the past five years, engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was, the target of Sanctions or in any Sanctioned Country, in each case in violation of applicable Sanctions.

(bb) The Company and its subsidiaries have conducted their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions. No investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, governmental authority or governmental body involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the TKO Parties, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions.

(cc) The Company and each of its subsidiaries have paid all federal, state, local and foreign taxes (except for cases in which the failure to pay would not have a Material Adverse Effect or cases in which any taxes are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP) and filed all material tax returns required to be paid or filed through the date hereof or have requested extensions; and there is no tax deficiency that has been, nor does the Company nor any of its subsidiaries reasonably expect any tax deficiency to be, asserted by any tax authority against the Company or any of its subsidiaries or any of their respective properties or assets, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the respective financial position of the Company and its subsidiaries, TKO OpCo and its subsidiaries and World Wrestling Entertainment, Inc. and its subsidiaries as of the dates indicated and their respective cash flows and results of their operations for the periods indicated; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein in accordance with GAAP. The selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the Securities Act or the rules and regulations promulgated thereunder; and all other financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(ee) The Company and its Significant Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (including any and all goodwill associated with any of the foregoing) (collectively, “Intellectual Property”) necessary to carry on the business now operated by them as described in the Time of Sale Prospectus (the “Company Intellectual Property”), except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus or where the failure to own or have any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Company Intellectual Property that is owned by the Company and its Significant Subsidiaries is owned solely by the Company and its Significant Subsidiaries, free and clear of all liens, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than as set forth in the Time of Sale Prospectus and the

Prospectus, none of the Company or its Significant Subsidiaries has received any written notice of violation or infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property, or challenging the validity, enforceability, scope or ownership of any Company Intellectual Property, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there is no violation or infringement by third parties of any Company Intellectual Property which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(ff) The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear, to the knowledge of the Company, of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have implemented and maintains commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person and there are no such material incidents under internal review or investigation relating to the same. The Company and each of its subsidiaries are presently in compliance with all applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, published policies and binding contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (collectively, the “Data Privacy Obligations”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease, as the case may be, of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company or its Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) The Company and each of its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety as affected by exposure to hazardous or toxic substances, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iii) has not received written notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(jj) After reasonable inquiry, nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(kk) The Company and its Significant Subsidiaries have insurance covering its properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect each of the Company and its Significant Subsidiaries and each of their respective businesses from material loss; and none of the Company and its Significant Subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(ll) Except as disclosed in the Time of Sale Prospectus and the Prospectus, no labor disturbance by or dispute with employees of any of the Company and its Significant Subsidiaries exists or, to the knowledge of the TKO Parties, is contemplated or threatened, and none of the TKO Parties is aware of any existing or imminent labor disturbance by, or dispute with, its respective employees or any of its respective principal suppliers, contractors or customers, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm) None of the TKO Parties is subject to any court, regulatory authority or governmental orders, writs, judgments or decrees that affect their respective ability to execute and deliver this Agreement.

(nn) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) have been applicable to the Company, there has been no failure on the part of the Company or, to the knowledge of the TKO Parties, any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act and the Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in material compliance with all provisions of the Sarbanes-Oxley Act with which the Company is required to comply as of such time.

(oo) (A) Each employee benefit plan, within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) which is subject to Title IV of ERISA, for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) has any liability (each, a “Plan”) has been maintained in material compliance with its terms and with the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan for which the Company or any of its subsidiaries has any liability, excluding transactions effected pursuant to a statutory or administrative exemption; (C) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (D) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur with respect to a Plan; (F) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (G) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (H) with respect to an employee benefit plan, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other domestic or foreign governmental agency, except in each case with respect to the events or conditions set forth in the foregoing clauses (A) through (H) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(pp) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, no Significant Subsidiary of any of the TKO Parties is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to any of TKO Parties, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to any of the TKO Parties any loans or advances to such subsidiary from any of the TKO Parties or from transferring any of such subsidiary’s properties or assets to any of the TKO Parties or any other subsidiary of any of the TKO Parties.

(qq) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and its subsidiaries and any person that would give rise to a valid claim against the Company or its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(rr) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, no person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(ss) The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class A Common Stock; provided, however, that no such representation or warranty is made with respect to the actions of any Underwriter or affiliate or agent of any Underwriters.

(tt) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly executed and delivered by or on behalf of the Selling Shareholder.

(b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder. No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code as in effect in the State of New York (the “UCC”) in respect of, the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by the Selling Shareholder to the Underwriters pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters: (A) under Section 8-501 of the UCC, such Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares; and (B) assuming such Underwriters have so acquired such security entitlement without notice of any “adverse claim” (within the meaning of Sections 8-102(a)(1) and 8-105 of the UCC) to such Shares, no action based on any “adverse claim” (within the meaning of Sections 8-102(a)(1) and 8-105 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Shareholder may assume that when such payment, delivery, registration and crediting occur, (x) the Shares being sold by the Selling Shareholder will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” and thus a “securities intermediary” within the meaning of Section 8-102 of the UCC and its jurisdiction for purposes of Article 8 of the UCC will be the State of the New York and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) The Selling Shareholder has delivered to Morgan Stanley an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(f) To the extent that any statements or omissions made in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the written information relating to the Selling Shareholder furnished to the Company by the Selling Shareholder expressly for use therein, such Registration Statement, the Time of Sale

Prospectus, the Prospectus and any further amendments or supplements thereto do not and will not contain any untrue statement of a material fact or omit to state any material fact (in the case of the Registration Statement, required to be stated therein) or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading; it being understood and agreed that the only such information furnished by the Selling Shareholder to the Company consists of (A) the legal name, address and the number of Shares beneficially owned by the Selling Shareholder before and after the offering and (B) the other information with respect to the Selling Shareholder (excluding percentages) which appear in the table (and corresponding footnotes) under the captions “Selling Stockholder” and “Principal and Selling Stockholders” in the Prospectus (the “Selling Shareholder Information”).

(g) The Selling Shareholder is not prompted by information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its shares pursuant to this Agreement.

(h) (i) Neither the Selling Shareholder, nor, to the knowledge of the Selling Shareholder, any agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any Sanctions, or

(B) located, organized or resident in a Sanctioned Country.

(ii) The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions;

(B) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any Party to this Agreement); or

(C) in furtherance of any offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Money Laundering Laws or any applicable anti-bribery or anti-corruption laws.

(iii) Neither the Selling Shareholder, nor, to the knowledge of the Selling Shareholder, any employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person in order to influence official action, or to any person in violation of the Anti-Corruption Laws.

(iv) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder with respect to the Anti-Money Laundering Laws, Anti-Corruption Laws, or Sanctions is pending or, to the best knowledge of the Selling Shareholder, threatened

3. Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder at $76.41 a share (the “Purchase Price”) the number of Shares (subject to such adjustments to eliminate fractional shares as Morgan Stanley may determine) that bears the same proportion to the number of Shares to be sold by the Selling Shareholder as the number of Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Shares.

For the avoidance of doubt, any dividends declared by the Company and payable to holders of record on a date prior to the Closing Date shall be payable to, or received by, the Selling Shareholder.

Subject to the sale of the Shares by the Selling Shareholder to the Underwriters in compliance with the terms of this Agreement, the Underwriters agree to sell to the Company, and the Company agrees to purchase from the Underwriters, the number of Repurchase Shares specified herein at the price paid by the Underwriters set forth herein. The number of the Shares to be sold by each Underwriter to the Company shall be based on the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule I represents to the total number of Shares to be purchased by the Underwriters pursuant to this Agreement. The respective selling obligations of the Underwriters with respect to the Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine. Upon completion of the Share Repurchase, the Company shall retire the Repurchase Shares and the Repurchase Shares will no longer be outstanding.

4. Terms of Public Offering. The Selling Shareholder is advised by Morgan Stanley that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in Morgan Stanley’s judgment is advisable. The Selling Shareholder is further advised by Morgan Stanley that the Shares are to be offered to the public initially at $79.80 a share (the “Public Offering Price”) and to certain dealers selected by Morgan Stanley at a price that represents a concession not in excess of $1.00 a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 14, 2023, or at such other time on the same or such other date, not later than November 14, 2023, as shall be designated in writing by Morgan Stanley. The time and date of such payment are hereinafter referred to as the “Closing Date.”

In addition, subject to the sale of the Shares by the Selling Shareholder to the Underwriters in compliance with the terms of this Agreement, payment of the aggregate purchase price of the Repurchase Shares shall be made by the Company to the Underwriters in immediately available funds to an account specified by the Representative, against delivery of such Repurchase Shares for the account of the Company at the Closing Date for the Shares.

The Shares shall be registered in such names and in such denominations as Morgan Stanley shall request not later than one full business day prior to the Closing Date. The Shares shall be delivered to Morgan Stanley on the Closing Date for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in Morgan Stanley’s judgment, is material and adverse and that makes it, in Morgan Stanley’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the TKO Parties, to the effect set forth in Section 6(a)(i) and Section 6(a)(ii) above and to the effect that the representations and warranties of the TKO Parties contained in this Agreement are true and correct as of the Closing Date and that the TKO Parties has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Company in form and substance reasonably satisfactory to the Representative.

(d) The Representative shall have received, on behalf of the Underwriters, on the Closing Date an opinion of Kirkland & Ellis LLP, counsel for the Selling Shareholder, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

The opinion and negative assurance letter of Latham & Watkins LLP and opinion of Kirkland & Ellis LLP described in Sections 6(c) and 6(d) above shall be rendered to the Representative at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information with respect to the Company, TKO OpCo and its subsidiaries and World Wrestling Entertainment, Inc. and its subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The Lock-up Agreements between Morgan Stanley and the Selling Shareholder shall be in full force and effect on the Closing Date.

7. Covenants of the TKO Parties. Each of the TKO Parties, jointly and severally, covenants with each Underwriter as follows:

(a) To furnish to Morgan Stanley, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to Morgan Stanley in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as Morgan Stanley may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to Morgan Stanley a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which Morgan Stanley reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to Morgan Stanley a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which Morgan Stanley reasonably objects.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the

Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses Morgan Stanley will furnish to the Company) to which Shares may have been sold by Morgan Stanley on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as Morgan Stanley shall reasonably request.

(h) To make generally available to the Company’s security holders and to Morgan Stanley as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) [Reserved].

(j) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify Morgan Stanley and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(k) Each of the TKO Parties also covenants with each Underwriter that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, “Lock-Up Securities”), including TKO OpCo Units or (2) enter into a transaction which would have the same effect as described in clause (1) above, or (3) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Common Stock or any other Lock-Up Securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement existing on, or upon the date of this Agreement) or (3) file or confidentially submit any registration statement with the Commission relating to the offering of any shares of Common Stock by the Company or any securities convertible into or exercisable or exchangeable for Common Stock by the Company.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise (including net exercise) of an option or warrant, vesting or settlement of TKO OpCo Units, performance stock or restricted stock, or the exercise, conversion or exchange of a security outstanding on the date hereof, provided that such option or security is disclosed in or contemplated by the Time of Sale Prospectus, (C) the grant of options to purchase or the issuance by the Company of restricted stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case pursuant to the Company’s equity-based compensation plans disclosed in the Time of Sale Prospectus, (D) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity-based compensation plans that are described in the Time of Sale Prospectus, (E) the offer, contract to sell or issuance by the Company of Common Stock or securities convertible into Common Stock (including any TKO Opco Units) in connection with an acquisition or business combination or the entering into of a joint venture, provided that the aggregate number of shares of Common Stock that may be issued pursuant to this clause (E) during the Restricted Period (excluding any shares of Common Stock or TKO Opco Units offered or contracted to be sold pursuant to a signed agreement in connection with an acquisition, business combination, joint venture or any similar transaction solely to the extent no shares of Common Stock or TKO OpCo Units are issued during the Restricted Period) shall not exceed 10% of the total number of shares of Class A Common Stock (determined after giving effect to the assumed exchange of all TKO OpCo Units then outstanding for newly issued shares of Common Stock) issued and outstanding at the Closing Date, and provided further that, in the case of any issuance pursuant to this clause (E), the Company shall cause any recipient of such securities to execute and deliver to the Representative, on or prior to the issuance of such securities, a lock-up agreement in the form attached hereto as Exhibit A for the remainder of the Restricted Period; or (F) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock.

(l) To enforce the terms of all existing agreements, plans and arrangements restricting the transfer by any holder of such holder’s Lock-Up Securities following the public offering and sale of the Shares contemplated hereby, including, without limitation, all other “market standoff,” “holdback” or similar agreements or provisions, applicable to the Common Stock or other Lock-Up Securities (the “Company Transfer Restrictions”), the Company shall issue stop-transfer instructions to the transfer agent with respect to any transaction that would constitute a breach of, or default under, the Company Transfer Restrictions. During the Restricted Period, the Company shall enforce and not waive or amend, such Company Transfer Restrictions and stop transfer instructions unless the Company shall have obtained the Requisite Consent of the Representatives; provided that this Section 7(k) shall not prohibit the Company from effecting a waiver or amendment to permit a transfer of Lock-Up Securities which is permissible under the terms of the Lock-Up Agreements described in Section 6(g) hereof.

8. Covenants of the Selling Shareholder. The Selling Shareholder covenants with each Underwriter as follows:

(a) The Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9.

(b) The Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c) The Company and the Selling Shareholder hereby confirm their engagement of MUFG Securities Americas Inc. (“MUFG”) as, and MUFG hereby confirms its agreement with the Company and the Selling Shareholder to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (or any successor rule adopted by FINRA (“Rule 5121”) with respect to the offering and sale of the Shares. MUFG, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”)

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable and documented out-of-pocket fees and disbursements of one firm of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees incident to, and the reasonable and documented out-of-pocket fees and disbursements of one firm of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, together with the fees and disbursements of counsel for the Underwriters pursuant to clause (iii), shall not exceed $40,000, (iv) the cost of printing certificates representing the Shares, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the TKO Parties relating to investor presentations on any “road show” or Testing-The-Waters Communication undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the TKO Parties, travel and lodging expenses of the Representatives and officers of the TKO Parties and any such consultants, and the cost of any aircraft chartered in connection with the road show provided, that 50% of the cost of any aircraft chartered in connection with the roadshow shall be paid by the Underwriters (with the TKO Parties paying the remaining 50% of such cost, (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the TKO Parties hereunder for which provision is not otherwise made in this Section provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred). It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer or other similar taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholder and the Company may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the TKO Parties not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The TKO Parties agree to indemnify and hold harmless each Underwriter, its directors, officers, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act in reliance upon and in conformity with any information relating to any Underwriter furnished to the TKO Parties in writing by such Underwriter through Morgan Stanley expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through Morgan Stanley consists of the information described as such in paragraph (c) below.

(b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its directors, officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to any Selling Shareholder Information furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto or any Testing-the-Waters Communication; provided, however, that the liability of the Selling Shareholder pursuant to this subsection (b) shall not exceed the product of (i) the number of shares sold by the Selling Shareholder and (ii) the per share proceeds (net of any underwriting discounts and commissions but before deducting expenses) from the sale of the Shares sold by the Selling Shareholder as set forth in the Prospectus.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the TKO Parties, the Selling Shareholder, the directors of the TKO Parties, the officers of the TKO Parties who sign the Registration Statement and each person, if any, who controls such TKO Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information under the caption “Underwriters (Conflicts of Interest)” in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph and the information contained in the eleventh paragraph describing passive market making and stabilization.

(d) In addition to and without limitation of the Company’s and the Selling Shareholder’s obligation to indemnify MUFG as an Underwriter, the Company and the Selling Shareholder also agree, severally and not jointly, to indemnify and hold harmless the QIU, its affiliates within the meaning of Rule 405 under the Securities Act, its partners, directors, officers, employees and agents and each Person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages and liabilities, incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Shares, but, in the case of the Selling Shareholder, only to the extent, that an untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Selling Shareholder Information furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b), 11(c) or 11(d), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred, documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or one party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the other party or (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party. It is understood and agreed that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred, documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonably incurred, documented fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred, documented fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for any TKO Party, and such directors, officers and control persons of such TKO Party, such firm shall be designated in writing by such TKO Party. In the case of any such separate firm for the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. If indemnification is sought pursuant to Section 11(d), then the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) for the QIU in its capacity as a “qualified independent underwriter” and its affiliates within the meaning of Rule 405 under the Securities Act, directors, officers, employees and agents and each Person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with any one action or separate but similar or related actions if, in the reasonable judgment of the

QIU, there may exist a conflict of interest between the QIU and the other indemnified or indemnifying parties. Any such separate counsel for the QIU and such affiliates, directors, officers, employees, agents and control persons of the QIU shall be designated in writing by the QIU. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f) To the extent the indemnification provided for in Section 11(a), 11(b), 11(c) or (11(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the TKO Parties and Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the TKO Parties and Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the TKO Parties or the Selling Shareholder on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Shareholder under this Agreement.

(g) The TKO Parties, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by the Selling Shareholder pursuant to this subsection (g) shall not exceed the proceeds of the offering for the Selling Shareholder (without duplication of any amounts the Selling Shareholder is obligated to pay under subsection (a) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the TKO Parties and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of the Selling Shareholder, or by or on behalf of the TKO Parties, their officers or directors or any person controlling the TKO Parties and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by Morgan Stanley to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in Morgan Stanley’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in Morgan Stanley’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Morgan Stanley may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to Morgan Stanley, the Company and the Selling Shareholder for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either Morgan Stanley or the relevant Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the TKO Parties or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the TKO Parties or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Selling Shareholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the TKO Parties and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The TKO Parties and the Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the TKO Parties, the Selling Shareholder or any other person, (ii) the Underwriters owe the TKO Parties and the Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the TKO Parties and the Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The TKO Parties and the Selling Shareholder waive to the full extent permitted by applicable law any claims either of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) The Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide the Selling Shareholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

15. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with copies to the Legal Department and Davis Polk & Wardwell LLP, 450 Lexington Ave., New York, New York 10017; Attention: Michael Kaplan; if to the TKO Parties shall be delivered, mailed or sent to the address of the Company set forth on the cover of the Registration Statement, Attention: Corporate Secretary , with a copy to Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, Attention: Benjamin J. Cohen and if to the Selling Shareholder shall be delivered, mailed or sent to Vincent K. McMahon, c/o TKO Group Holdings, Inc., 200 Fifth Avenue, 7th Floor, New York, NY 10010, with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, Attention: Jennifer Lee.

[Signature Pages Follow]

Very truly yours, TKO Group Holdings, Inc.

By:	/s/ Andrew Schleimer
Name: Andrew Schleimer
Title: Chief Financial Officer

TKO Operating Company, LLC

By:	/s/ Andrew Schleimer
Name: Andrew Schleimer
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

By:	/s/ Vincent K. McMahon
Vincent K. McMahon

Accepted as of the date hereof Morgan Stanley & Co. LLC

By:	/s/ Aderike Ajao
Name: Aderike Ajao
Title: Vice President

MUFG Securities Americas Inc.

By:	/s/ Dev Ghandi
Name: Dev Ghandi
Title: Managing Director

SCHEDULE I

Selling Shareholder	Number of Shares To Be Sold
Vincent K. McMahon	8,400,000
Total:	8,400,000

I-1

SCHEDULE II

Underwriters	Number of Shares To Be Purchased
Morgan Stanley & Co. LLC	8,064,000
MUFG Securities Americas Inc.	336,000

Total:	8,400,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued November 9, 2023

2.	Orally communicated pricing information:

Shares: 8,400,000

Public Offering Price: $79.80

Number of Shares purchased at the Closing Date by the Company: 1,308,729 Shares

Free Writing Prospectus: None

III-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

November 9, 2023

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that you, as representative, (“Representative”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with TKO Group Holdings, Inc., a Delaware corporation (the “Company”), TKO Operating Company, LLC, a Delaware limited liability company (“TKO OpCo”) and certain shareholders of the Company named in Schedule I thereto, providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley & Co. LLC (“Morgan Stanley”) (the “Underwriters”), of 8,400,000 shares (the “Shares”) of the Class A common stock, par value $0.00001 per share, of the Company (the “Class A Common Stock”). As used herein, the term (i) “Common Stock” refers to shares of the Company’s Class A Common Stock and Class B common stock, par value $0.00001 per share, and the term “Capital Stock” shall mean (i) with respect to any person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such person that confer on the holder thereof the right to receive (A) a share of the profits and losses of, or the distribution of assets of, the issuing person and/or (B) voting rights in such person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 120 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (collectively, “Lock-Up Securities”), including units of TKO OpCo (the “TKO OpCo Units”), (2) enter into a transaction

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which would have the same effect as described in clause (1) above, or (3) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) (2) or (3) above (together, the “Transfer Restrictions”) is to be settled by delivery of Common Stock or such other Lock-Up Securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from entering into any new hedging or other transactions during the Restricted Period designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, TKO OpCo Units or any other securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The foregoing sentence shall not apply: (A) shares of Capital Stock of the Company acquired by undersigned (1) in the open market or (2) from the underwriters in a sale or distribution to the public of Capital Stock of the Company pursuant to an offering registered under the U.S. Securities Act of 1933, as amended, whether by the Company, by the undersigned and/or by any other holders of the Company’s Capital Stock (such public offering, an “Offering”); (B) to any transfer of shares of Capital Stock of the Company by bona fide gift, will, intestacy or charitable contribution; provided, that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth in this agreement for the balance of the applicable Restricted Period (except that the undersigned and any of its affiliates who have signed this agreement may make charitable gifts, without the donee(s) signing a a joinder to this agreement or being bound by the restrictions set forth herein, of up to an aggregate of 0.5% of the Lock-Up Securities beneficially owned by such undersigned and its affiliates as of the date of the final prospectus used in the Public Offering); (C) to any transfer of shares of Capital Stock of the Company to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, that the trustee of the trust or the partnership or limited liability company or other entity agrees to be bound in writing by the restrictions set forth in this agreement for the balance of the applicable Restricted Period, and provided, further that any such transfer shall not involve a disposition for value; (D) to any transfer of shares of Capital Stock of the Company to any immediate family member or other dependent; provided, that the transferee agrees to be bound in writing by the restrictions set forth in this agreement for the balance of the applicable Restricted Period; and provided, further that any such transfer shall not involve a disposition for value; (E) to any transfer of shares of Capital Stock of the Company to the undersigned’s affiliates, subsidiaries, partners, members, equityholders, shareholders, trustor or beneficiary, or to any investment fund or other entity that controls, is controlled by, manages, is managed by or is under common control with the undersigned (including, for the avoidance of doubt, if the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership and, if the undersigned is a trust, to a trustor or beneficiary of the trust); provided, that the transferee agrees to be bound in writing by the restrictions set forth in this agreement for the balance of the applicable Restricted Period; and provided, further that any such transfer shall not involve a disposition for value; (F) to any transfer of

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shares of Capital Stock of the Company to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (E) above; provided, that the transferee agrees to be bound in writing by the restrictions set forth in this agreement for the balance of the applicable Restricted Period; (G) pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of Lock-Up Securities; provided, that in the case of any transfer or distribution pursuant to this clause, any filing under Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) reporting a reduction in beneficial ownership of shares of Capital Stock of the Company, shall state that such transfer is pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of Capital Stock of the Company unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority; (H) to the Company or its affiliates upon death or disability of the undersigned; (I) to any transfer of shares of Capital Stock of the Company to the Company or its affiliates (1) deemed to occur upon a vesting event of the undersigned’s Lock-Up Securities or upon the net cashless exercise of options or warrants to purchase Lock-Up Securities or (2) for the sale by the Company (on behalf of the undersigned) of up to such number of share of Capital Stock as necessary for the primary purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) or to satisfy the Company’s income and payroll tax withholding obligations due as a result of the exercise of such options or warrants or as a result of the vesting of Capital Stock under restricted stock units or restricted stock awards, in each case (x) pursuant to employee benefit plans disclosed in the final prospectus for the Public Offering and (y) that would otherwise expire during the Restricted Period; provided, that in the case of any transfer or distribution pursuant this clause, except as a result of the vesting of Lock-Up Securities under restricted stock units or restricted stock awards, no filing under Section 16(a) of the Exchange Act (other than a filing on Form 5), reporting a reduction in beneficial ownership of shares of Capital Stock, shall be required or shall be voluntarily made during the Restricted Period; (J) to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements, existing as of the date of this agreement, between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates, or any similar arrangement relating to an existing financing agreement for the benefit of the undersigned and/or its affiliates, provided, that any such pledgee or other party shall agree to, upon foreclosure on the pledged Lock-Up Securities, execute and deliver to the Representative a joinder to this agreement, agreeing to be bound in writing by the restrictions set forth in this agreement for the balance of the applicable Restricted Period; (K) the sale and transfer of Lock-Up Securities by the undersigned to the Representative; (L) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided, that such plan does not provide for any transfers during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or TKO OpCo regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Capital Stock may be made under such plan during the Restricted Period; provided, that in connection with the transfer pursuant to clauses (A), (B), (C), (D) and (E) above, undersigned shall not voluntarily file a report under Section 16(a) of the Exchange Act

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reporting a reduction in the undersigned’s beneficial ownership in connection with such transfer with the U.S. Securities and Exchange Commission in accordance with Section 16 of the Exchange Act, and if any such report is required to be filed during the applicable Restricted Period, such report shall include a statement to the effect that such transfer is not a transfer for value; provided, further, that in the case of a transfer pursuant to clause (E) above (other than a transfer or distribution to facilitate a charitable gift, which shall be addressed by the immediately preceding proviso), no report under Section 16 of the Exchange Act reporting a reduction in beneficial ownership shall, during the applicable Restricted Period, be required or voluntarily made. The Transfer Restrictions described herein shall not apply to a registration in connection with an employee benefit plan or in connection with any registration on Form S-4 or Form S-8 or similar form in connection with any type of acquisition transaction or exchange offer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock, TKO OpCo Units or any other security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

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Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall automatically terminate and be of no further effect upon the date that the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of any Shares to be sold thereunder.

The undersigned hereby consents to receipt of this agreement in electronic form and understands and agrees that this agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

(Name)

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